Exhibit 23.3

CONSENT OF INDEPENDENT EXPERTS

Marshall Miller & Associates, Inc. hereby consents to the incorporation by reference into the Registration Statement on Form S-3 (Registration Statement No. 333-102018) of TECO Energy, Inc. (the “Company”) of the information contained in our audit report, dated as of January 26, 2006, regarding the coal reserves of the Company’s subsidiaries, the results of which audit are reflected in this Annual Report on Form 10-K.

Marshall Miller & Associates, Inc.

By:	/s/ Karl Scott Keim
Name:	Karl Scott Keim
Title:	President

February 27, 2006